                     REPORT OF INDEPENDENT CERTIFIED PUBLIC
                             ACCOUNTANTS ON SCHEDULE





Board of Directors and Stockholders
   Healthcare Services Group, Inc.


In connection with our audit of the consolidated financial statements of Healthcare Services Group, Inc., referred to in our report dated February 17, 1999, which is included in the 1998 Annual Report to Shareholders and is incorporated by reference in this Form 10-K, we have also audited Schedule II for each of the three years in the period ended December 31, 1998. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.




/s/ Grant Thornton, LLP
Parsippany, New Jersey
February 17, 1999

                         Healthcare Services Group, Inc.
                 Schedule II - Valuation and Qualifying Accounts
                  Years Ended December 31, 1998, 1997, and 1996

                                                                    Additions
                                                            --------------------------
                                         Balance-            Charged to    Charged to
                                       Beginning of          Costs and        Other       Deductions         Balance- End
Description                               Period              Expenses     Accounts(A)        (B)              of Period
-----------                               ------              --------     -----------        ---              ---------
1998
----
Allowance for Doubtful
  Accounts                               $3,663,000          $2,339,515                    $2,553,515         $3,449,000
                                         ==========          ==========     ==========     ==========         ==========

Allowance for Doubtful
  Accounts- Long-term Notes              $  336,500                         $2,441,080                        $2,777,580
                                         ==========          ==========     ==========     ==========         ==========

1997
----
Allowance for Doubtful
  Accounts                               $3,812,000          $  899,551                    $1,048,551         $3,663,000
                                         ==========          ==========     ==========     ==========         ==========

Allowance for Doubtful
  Accounts- Long-term Notes              $  350,000                                        $   13,500         $  336,500
                                         ==========          ==========     ==========     ==========         ==========

1996
----
Allowance for Doubtful                   $4,468,000          $2,050,000                    $2,706,000         $3,812,000
  Accounts                               ==========          ==========     ==========     ==========         ==========

Allowance for Doubtful
  Accounts- Long-term Notes              $  549,400                                        $  199,400         $  350,000
                                         ==========          ==========     ==========     ==========         ==========

(A) Represents reclassificatons from allowance for doubtful accounts and other accounts
(B) Represents write-offs and reclassifications to allowance for doubtful accounts- long term notes